UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 7, 2024

IPALCO ENTERPRISES, INC.
(Exact name of registrant as specified in its charter)

Indiana	35-1575582
(State or other jurisdiction of incorporation or organization)	(I.R.S Employer Identification No.)

One Monument Circle
Indianapolis, Indiana	46204
(Address of principal executive offices)	(Zip code)
Registrant's telephone number, including area code:	(317)-261-8261

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01     Entry into a Material Definitive Agreement.

On March 7, 2024, the principal subsidiary of IPALCO Enterprises, Inc. (“IPALCO”), Indiana Power & Light Company, d/b/a AES Indiana (“AES Indiana”) entered into a purchase agreement (the “AES Indiana Purchase Agreement”) with J.P. Morgan Securities LLC, PNC Capital Markets LLC and U.S. Bancorp Investments, Inc., as representatives (collectively, the “Representatives”) of the several initial purchasers named therein (the “AES Indiana Initial Purchasers”), relating to the previously announced offering by AES Indiana of $650 million aggregate principal amount of First Mortgage Bonds (the “Bonds”) at an annual interest rate of 5.700%. AES Indiana intends to use the net proceeds from the Bonds to repay amounts outstanding under its unsecured $300.0 million term loan agreement that matures on November 19, 2024 and to repay amounts due under its $350.0 million revolving credit agreement that matures on December 22, 2027. Any remaining net proceeds will be used for general corporate purposes.

The Bonds will be secured by the lien of the mortgage which constitutes a valid, direct first mortgage lien upon AES Indiana’s interest in substantially all the property now owned by it and specifically described in the mortgage as subject to the lien of the mortgage which has not been released by the trustee or otherwise retired pursuant to the terms of the mortgage, subject to certain exceptions. The Bonds will rank equally in right of payment with AES Indiana’s other existing or future First Mortgage Bonds issued under the mortgage. The AES Indiana Purchase Agreement contains customary representations, warranties and covenants by AES Indiana together with customary closing conditions. Under the terms of the AES Indiana Purchase Agreement, AES Indiana has agreed to indemnify the AES Indiana Initial Purchasers against certain liabilities. The offering of the Bonds is expected to close on or about March 18, 2024, in accordance with the terms of the AES Indiana Purchase Agreement.

In addition, on March 8, 2024, IPALCO entered into a purchase agreement (the “IPALCO Purchase Agreement”) with the Representatives, as representatives of the several initial purchasers named therein (the “IPALCO Initial Purchasers”), relating to the sale by IPALCO of $400 million aggregate principal amount of senior secured notes (the “Notes”) at an annual interest rate of 5.750%. IPALCO intends to use the net proceeds from the sale of the Notes, together with cash on hand, to finance its repurchase or redemption of its outstanding 3.70% Senior Secured Notes due 2024, of which $405 million is currently outstanding.

The Notes will be secured through a pledge by IPALCO of all the outstanding common stock of AES Indiana. The Notes will effectively rank junior to the liabilities of IPALCO’s subsidiaries. The IPALCO Purchase Agreement contains customary representations, warranties and covenants by IPALCO together with customary closing conditions. Under the terms of the IPALCO Purchase Agreement, IPALCO has agreed to indemnify the IPALCO Initial Purchasers against certain liabilities. The offering of the Notes is expected to close on or about March 14, 2024, in accordance with the terms of the IPALCO Purchase Agreement.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934. These statements include, but are not limited to, statements regarding management’s intents, beliefs, and current expectations and typically contain, but are not limited to, the terms “anticipate,” “potential,” “expect,” “forecast,” “target,” “will,” “would,” “intend,” “believe,” “project,” “estimate,” “plan” and similar words. Such forward-looking statements include, without limitation, statements with respect to the issuance of the Notes, including on our financial and operating results. Forward-looking statements are not intended to be a guarantee of future results, but instead constitute current expectations based on reasonable assumptions.

Actual results could differ materially from those projected in our forward-looking statements due to risks, uncertainties, and other factors. Important factors that could affect actual results are discussed in IPALCO’s filings with the Securities and Exchange Commission (the “SEC”), including, but not limited to, the risks discussed under Item 1A: “Risk Factors” and Item 7: “Management’s Discussion & Analysis” in IPALCO’s 2023 Annual Report on Form 10-K and in subsequent reports filed with the SEC. Readers are encouraged to read IPALCO’s filings to learn more about the risk factors associated with IPALCO’s businesses. IPALCO undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. Any security holder who desires a copy of IPALCO’s 2023 Annual Report on Form 10-K, or subsequent filings with the SEC, may obtain a copy (excluding the exhibits thereto) without charge by addressing a request to the Office of the Secretary, IPALCO Enterprises, Inc., One Monument Circle, Indianapolis, Indiana 46204. Exhibits also may be requested, but a charge equal to the reproduction cost thereof may be made. A copy of the Annual Report on Form 10-K may also be obtained by visiting IPALCO’s website at www.aesindiana.com.

Item 9.01    Financial Statements and Exhibits

(d) Exhibits

Exhibit 104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                     IPALCO Enterprises, Inc.

Date: March 11, 2024	By:	/s/ Brian Hylander
	Name:	Brian Hylander
	Title:	Vice President, General Counsel and Secretary